                       PLEASE READ THIS CONTRACT CAREFULLY

Annuity benefit payments and other values provided by this contract, when based on the investment performance of the Variable Account, may increase or decrease and are not guaranteed as to fixed dollar amount. Please refer to the Value of the Variable Account section for additional information.

VALUES REMOVED FROM A GUARANTEE PERIOD ACCOUNT PRIOR TO THE END OF ITS GUARANTEE PERIOD MAY BE SUBJECT TO A MARKET VALUE ADJUSTMENT THAT MAY INCREASE OR DECREASE THE VALUES. A NEGATIVE MARKET VALUE ADJUSTMENT WILL NEVER BE APPLIED TO THE DEATH BENEFIT. A POSITIVE MARKET VALUE ADJUSTMENT, IF APPLICABLE, WILL BE ADDED TO THE DEATH BENEFIT WHEN THE BENEFIT PAID IS THE CONTRACT'S ACCUMULATED VALUE. A TRANSFER, WITHDRAWAL OR SURRENDER FROM A GUARANTEE PERIOD ACCOUNT AFTER THE EXPIRATION OF ITS GUARANTEE PERIOD WILL NOT BE SUBJECT TO A MARKET VALUE ADJUSTMENT. PLEASE REFER TO THE MARKET VALUE ADJUSTMENT SECTION FOR ADDITIONAL INFORMATION.

                            RIGHT TO EXAMINE CONTRACT

FOR NON-INDIVIDUAL RETIREMENT ANNUITIES (IRAs): The Owner may cancel this contract by returning it to the Company or one of its authorized representatives within ten days (or sixty days if this contract replaces an existing contract) after receipt. If returned, the Company will refund an amount equal to the Accumulated Value, after application of the Market Value Adjustment, plus any fees or other charges imposed.

FOR IRAs: The Owner may cancel this contract by returning it to the Company or one of its authorized representatives within ten days (or sixty days if this contract replaces an existing contract) after receipt. If returned, the Company will refund gross payments. In a replacement situation, if the contract is returned after ten days but prior to sixty days after receipt, the Company will refund an amount equal to the Accumulated Value, after application of any Market Value Adjustment, plus any fees or other charges imposed.

                FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

Home Office:               Worcester, Massachusetts
Principal Office:          440 Lincoln Street, Worcester, Massachusetts 01653

This contract is a legal contract between First Allmerica Financial Life Insurance Company (the Company) and the Owner and is issued in consideration of the Initial Payment shown on the Specifications page. Additional Payments are permitted. Payments may be allocated to Variable Sub-Accounts, the Fixed Account or Guarantee Period Accounts. While this contract is in effect, the Company agrees to pay annuity benefit payments beginning on the Annuity Date or to pay a Death Benefit to the Beneficiary if an Owner dies prior to the Annuity Date.

Sub-Account Charges: Mortality and Expense Risk Charge of 1.60%; and Administrative Charge of .15%; both charges on an annual basis of the daily value of the Sub-Account assets; if a rider was selected, additional charges may apply. See Specifications Page for further information.

A Monthly Variable Annuity Benefit Payment will not decrease if the annual performance of the applicable Sub-Account(s) is 4.75% (with a 3% Assumed Investment Return).

   /s/ John F. O'Brien                            /s/ Charles F. Cronin
        President                                        Secretary


  Flexible Payment Deferred Variable, Fixed and Market Value Adjusted Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating


Form A3037-02NY                        1                                   NYLS1

                                TABLE OF CONTENTS

SPECIFICATONS ...............................................    3

DEFINITIONS .................................................    9

OWNER, ANNUITANT AND BENEFICIARY ............................   12

THE ACCUMULATION PHASE

         PAYMENTS ...........................................   14

         VALUES .............................................   14

         TRANSFER ...........................................   16

         WITHDRAWAL AND SURRENDER ...........................   16

         DEATH BENEFIT ......................................   20

THE PAYOUT PHASE

         ANNUITY BENEFIT ....................................   22

         TRANSFER ...........................................   24

         WITHDRAWAL .........................................   24

         PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS ..........   25

         DEATH OF THE ANNUITANT .............................   25

         ANNUITY BENEFIT PAYMENT OPTIONS ....................   26

         ANNUITY LIFE GUARANTEE OPTIONS .....................   26

         ANNUITY OPTION RATE TABLES .........................   26

GENERAL PROVISIONS ..........................................   30


Form A3037-02NY                        2                                   NYLS1

                                 SPECIFICATIONS
                        (TO BE ISSUED ON THE ISSUE DATE)

Contract Type:             Non-Qualified    Contract Number:                            zz00600000
Issue Date:                01/01/02         Annuity Date:                               01/01/2040
                                            (Must be at least 30 days after issue date)

Owner:                     John Doe         Owner Date of Birth:                        01/01/1950
Joint Owner:               Jack Doe         Joint Owner Date of Birth:                  01/01/1950

Annuitant:                 John Doe         Annuitant Date of Birth:                    01/01/1950
Joint Annuitant:           Jack Doe         Joint Annuitant Date of Birth:              01/01/1950

Annuitant Sex:             Male             Beneficiary(ies):
Joint Annuitant Sex:       Male             Primary:                                    Surviving Joint Owner, if any
                                            1st Contingent:                             Mary Doe
                                            2nd Contingent:                             Sue Doe

Minimum Fixed Account                       Minimum Additional Payment
Guaranteed Interest Rate:  3%               Amount:                                     $50.00

Guarantee Period Account                    Guarantee Period Account
Minimum Interest Rate:     3%               Minimum Allocation Amount:                  $1,000.00

Minimum Withdrawal                          Maximum Alternative Annuity Date:           01/01/2040
Amount:                    $100.00          (Must be at least 30 days after issue date)

Minimum Annuity
Benefit Payment:           $20.00

Surrender Charge Table:
                                    YEARS FROM                 SURRENDER CHARGE AS A
                                    DATE OF PAYMENT            PERCENT OF THE PAYMENTS
                                    TO DATE OF WITHDRAWAL      WITHDRAWN
                                    Less Than:       1                  7%
                                                     2                  6%
                                                     3                  4%
                                            Thereafter                  0%

Withdrawal Without Surrender Charge Percentage: 10% of Gross Payment Base (reduced by any prior Withdrawal Without Surrender Charge in the same calendar year)
Mortality and Expense Risk Charge: 1.60% on an annual basis of the daily value of the Sub-Account assets.
Administrative Charge: .15% on an annual basis of the daily value of the Sub-Account assets.
Contract Fee: $30, if the Accumulated Value is less than $75,000.00. Waived for 401(k)s.
Principal Office: 440 Lincoln Street, Worcester, Massachusetts 01653 [(1-800-782-8380)]


Form A8037-02NY                        3                                   NYLS2

                                 SPECIFICATIONS
                        (TO BE ISSUED ON THE ISSUE DATE)

Owner:            John Doe                           Contract Number:   zzz0000000

Joint Owner:      Jack Doe

Initial Payment:  $10,000.00

Payment Allocation: The Initial Payment is allocated in the following manner:

         VARIABLE SUB-ACCOUNTS:
         [Select Emerging Markets Fund                  Fidelity VIP Growth Portfolio
         Select International Equity Fund               Select Growth Fund
         Oppenheimer Global Securities Fund VA          Allmerica Core Equity Fund
         FT VIP Templeton Foreign Securities Fund       Allmerica Equity Index Fund
         MFS New Discovery Series                       AIM V.I. Blue Chip Fund
         AIM V.I. Aggressive Growth Fund                FT VIP Franklin Large Cap Growth Securities Fund
         FT VIP Small Cap Fund                          Alliance Growth & Income Portfolio
         Select Strategic Growth Fund                   MFS Total Return Series
         AllianceBernstein Small Cap Value Portfolio    MFS Utilities Series
         Fidelity VIP Value Strategies Portfolio        Oppenheimer Main Street Growth & Income Fund VA
         FT VIP Small Cap Value Securities Fund         Fidelity VIP Contrafund
         MFS Mid Cap Growth Series                      AIM V.I. Basic Value Fund
         Fidelity VIP III Mid Cap Portfolio             Oppenheimer Multiple Strategies Fund VA
         AIM V.I. Capital Development Fund              Fidelity Equity Income Fund
         Select Capital Appreciation Fund               AllianceBernstein Value Portfolio
         FT VIP  Mutual Shares Securities Fund          Select Growth & Income Fund
         Select Value Opportunity Fund                  Oppenheimer High Income Fund VA
         Alliance Premier Growth Portfolio              Select Investment Grade Income Fund
         Alliance Technology Portfolio                  Select Strategic Income Fund
         Oppenheimer Capital Appreciation Fund VA       Allmerica Government Bond Fund
         AIM V.I. Premier Equity Fund                   Allmerica Money Market Fund]
         Select Aggressive Growth Fund

         FIXED ACCOUNT
         Initial Interest Rate (applies only to Initial Payment)                        [3.0%]



Form A8037-02NY                        4                                   NYLS2

                        (TO BE ISSUED ON THE ISSUE DATE)

Owner:                     John Doe                  Contract Number:  zz00000000

Joint Owner:               Jack Doe

         GUARANTEE PERIOD ACCOUNTS:

         GUARANTEE PERIOD                   INTEREST RATE              EXPIRATION DATE
         [2 years                                  [3.00%                   [1/01/2004
         3 years                                    3.40%                    1/01/2005
         4 years                                    3.85%                    1/01/2006
         5 years                                    4.35%                    1/01/2007
         6 years                                    4.60%                    1/01/2008
         7 years                                    4.85%                    1/01/2009
         8 years                                    5.05%                    1/01/2010
         9 years                                    5.15%                    1/01/2011
         10 years]                                  5.20%]                   1/01/2012]

A Market Value Adjustment may apply to withdrawals or transfers from a Guarantee Period Account prior to the expiration of the Guarantee Period. This adjustment may increase or decrease the values removed from the Guarantee Period Account. See the "Market Value Adjustment" section for additional information.


--------------
     100%             TOTAL OF ALL ACCOUNTS




Form A8037-02NY                        5                                   NYLS2

                        (TO BE ISSUED ON THE ISSUE DATE)


Owner:            John Doe                           Contract Number:   zzz0000000

Joint Owner:      Jack Doe

--------------------------------------------------------------------------------
APPLICABLE RIDER(S) AND/OR ENDORSEMENT(S):

[Annual Ratchet Enhanced Death Benefit Rider]

         [See Rider for Benefit and Charge]

[15% Breakthrough Enhanced Death Benefit Rider]

         [See Rider for Benefit and Charge]

[Enhanced Automatic Transfers (Dollar Cost Averaging) Program Endorsement]

[Unisex Contract Endorsement]

[403(b) Tax Sheltered Annuity Endorsement]

[Individual Retirement Annuity Plan Endorsement]

[Roth Individual Retirement Annuity Plan Endorsement]









Form A8037-02NY                        6                                   NYLS2

                       THIS PAGE INTENTIONALLY LEFT BLANK


Form A8037-02NY                        7                                   NYLS2

                       THIS PAGE INTENTIONALLY LEFT BLANK


Form A8037-02NY                        8                                   NYLS2

                                   DEFINITIONS

Accumulated                         Value The aggregate value of all accounts in
                                    this contract before the Annuity Date. As long as the Accumulated Value is greater than zero, the contract will stay in effect.

Accumulation Unit                   A measure used to calculate the value of a
                                    Sub-Account before annuity benefit payments begin.

Annuitant                           On and after the Annuity Date, the person
                                    upon whose continuation of life annuity
                                    benefit payments involving life contingency depend. Joint Annuitants are permitted and unless otherwise indicated, any reference to Annuitant shall include Joint Annuitants.

Annuity Date                        The date annuity benefit payments begin. The
                                    Annuity Date is shown on the Specifications page. The Annuity Date is based on the age of the oldest Owner. If there is a non-natural Owner, the Annuity Date is based upon the age of the oldest Annuitant. The
                                    Annuity Date can be changed to the maximum alternative Annuity Date (see Specifications page), which can be no later than the later of the oldest Owner's age ninety or ten years after the Issue Date.

Annuity Unit                        A measure used to calculate annuity benefit
                                    payments under a variable annuity option.

Beneficiary                         The person, persons or entity entitled to
                                    the Death Benefit prior to the Annuity Date or any annuity benefit payments upon the death of the Owner on or after the Annuity
                                    Date.

Company                             First Allmerica Financial Life Insurance
                                    Company.

Contract Year                       A one-year period based on the issue date or
                                    an anniversary thereof.

Effective Valuation Date            The Valuation Date on or immediately
                                    following the day a Payment, request for transfer, withdrawal or surrender, or Proof of Death is received at the Principal
                                    Office.

Fixed Account                       The part of the Company's General Account to
                                    which all or a portion of a Payment or
                                    transfer may be allocated.

Fund Each separate investment company, investment series or portfolio eligible for investment by a Sub-Account of the Variable Account.

General Account                     All assets of the Company that are not
                                    allocated to a Separate Account.

Gross Payment Base                  Total gross payments made to the contract
                                    reduced by withdrawals which exceed the
                                    Withdrawal Without Surrender Charge amount.

Guarantee Period                    The number of years that a Guaranteed
                                    Interest Rate may be credited to a Guarantee
                                    Period Account. The Guarantee Period may range from two to ten years.

Guarantee Period Account            An account which corresponds
                                    to a Guaranteed Interest Rate for a
                                    specified Guarantee Period and is supported by assets in a Separate Account. The Owner may only invest in a Guarantee Period
                                    Account prior to the Annuity Date.


Form A3037-02NY                        9                                   NYLS1

Guaranteed Interest Rate            The annual effective rate of interest, after
                                    daily compounding, credited to a Guarantee
                                    Period Account.

Market Value Adjustment             A positive or negative adjustment to
                                    earnings in a Guarantee Period Account
                                    assessed if any portion of a Guarantee
                                    Period Account is withdrawn or transferred prior to the end of its Guarantee Period.

Owner The person, persons or entity entitled to exercise the rights and privileges of ownership under this contract. Joint Owners are permitted and unless otherwise indicated, any reference to Owner shall include joint Owners.

Pro Rata                            How a Payment or withdrawal may be
                                    allocated among the accounts. A Pro Rata allocation or withdrawal will be made in the same proportion that the value of each account bears to the Accumulated Value.

Proof of Death                      The date on which both the death
                                    certificate and all necessary claim
                                    paperwork, as determined by the Company, have been received at the Principal Office.

Request A request or notice made by the Owner, in a manner consistent with the Company's current procedures, which is received by the Company.

Separate Account                    A segregated account established by the
                                    Company. The assets in a Separate Account are owned by the Company and are not commingled with the Company's general assets and obligations. The assets of a Separate
                                    Account are not subject to claims arising out of any other business the Company may conduct. The amount of assets held in the Separate Account will have a value at least equal to the Accumulated Value of the contracts that apply to the Separate Account and the reserves for annuities in the course of payment that vary with the experience of the Separate Account for those contracts.

State                               The state or jurisdiction in which the
                                    contract is issued.

Sub-Account                         A Variable Account subdivision that invests
                                    exclusively in shares of a corresponding
                                    Fund.

Surrender Value                     The amount payable to the Owner on
                                    full surrender equal to the Accumulated
                                    Value after application of any Market Value
                                    Adjustment and less any surrender charge and Contract Fee.

Survivor Annuity Benefit            The number of Annuity Units (under a
Percentage                          variable joint life annuitization option) or
                                    the dollar value of the annuity benefit
                                    payments (under a fixed joint life
                                    annuitization option) paid during the
                                    surviving Annuitant's life may be less than or equal to the number of Annuity Units paid when both individuals are living. The
                                    Survivor Annuity Benefit Percentage is the percentage of total Annuity Units or dollars paid in each annuity benefit during the survivor's life. For example, with a Joint and Two-thirds Survivor Option, the Survivor
                                    Annuity Benefit Percentage is 66 2/3%. This percentage is only applicable after the death of the first Annuitant.

Valuation Date                      A day the values of all units are
                                    determined. Valuation Dates occur on each day the New York Stock Exchange is open for trading, or such other dates when there is sufficient trading in a Fund's portfolio securities such that the current unit value may be materially affected.

Valuation Period                    The interval between two consecutive
                                    Valuation Dates.


Form A3037-02NY                       10                                   NYLS1

Variable Account                    The Company's Separate Account,
                                    consisting of Sub-Accounts that invest in the underlying Funds.


Form A3037-02NY                       11                                   NYLS1

                        OWNER, ANNUITANT AND BENEFICIARY

Owner When the contract is issued, the Owner will be as shown on the Specifications page. The Owner may be changed in accordance with the terms of this contract. Upon the death of an Owner prior to the Annuity Date, a Death Benefit is paid and the contract will no longer continue. The Maximum Alternative Annuity Date is based upon the age of the oldest Owner.

                        The Owner may exercise all rights and options granted in this contract or by the Company, subject to the consent of any irrevocable Beneficiary. Where there are joint Owners, the consent of both is required in order to exercise any ownership rights.

Assignment              Prior to the Annuity Date and prior to the death of an
                        Owner, the Owner may be changed at any time. Only the Owner may assign this contract. An absolute assignment will transfer ownership to the assignee. This contract may also be collaterally assigned as security. The limitations on ownership rights while the collateral assignment is in effect are stated in the assignment.
                        Additional limitations may exist for contracts issued under provisions of the Internal Revenue Code.

                        An assignment will take place only when the Company has actually received a written Request at the Principal Office. The Company will not be deemed to know of the assignment until such time. When received, the assignment will take effect as of the date it was signed. The assignment will be subject to payments made or actions taken by the Company before the change was received.

                        The Company will not be responsible for the validity of any assignment nor the extent of any assignee's interest. The interests of the Beneficiary will be subject to any assignment.

Annuitant               When the contract is issued, the Annuitant will be as
                        shown on the Specifications page. The Annuitant may be changed in accordance with the terms of this contract.
                        Prior to the Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies and a replacement is not named, the Owner will be considered to be the new Annuitant. Upon the death of an Annuitant prior to the Annuity Date, a Death
                        Benefit is not paid unless the Owner is a non-natural person. If an annuitant is also an Owner and dies, then the Owner death benefit will apply.

                        A change of Annuitant will take place only when the Company has actually received a Request indicating the change at the Principal Office. The Company will not be deemed to know of the change of Annuitant until such time. When received, the change of Annuitant will take effect as of the date it was signed. The change of Annuitant will be subject to payments made or actions taken by the Company before the change was received.


Form A3037-02NY                       12                                   NYLS1

Beneficiary             The Beneficiary is as named on the Specifications page
                        unless subsequently changed. The Owner may declare any Beneficiary to be revocable or irrevocable. A revocable
                        Beneficiary may be changed at any time prior to the Annuity Date and before the death of an Owner or after the Annuity Date and before the death of the Annuitant.
                        An irrevocable Beneficiary must consent in writing to any change. Unless otherwise indicated, the Beneficiary will be revocable.

                        A Beneficiary change must be made in writing on a Beneficiary designation form and will be subject to the rights of any assignee of record. When the Company receives the form, the change will take place as of the date it was signed, even if an Owner or the Annuitant dies after the form is signed but prior to the Company's receipt of the form. Any rights created by the change will be subject to payments made or actions taken by the Company before the change was received.

                        All benefits payable to the Beneficiary under this contract will be divided equally among the surviving Beneficiaries of the same class, unless the Owner directs otherwise. If there is no surviving Beneficiary in a particular class (e.g., 1st Contingent Beneficiary, see Specifications page), then the benefit is divided equally among the surviving Beneficiaries of the next class. If there is no surviving Beneficiary, the deceased Beneficiary's interest will pass to the Owner or the Owner's estate. At the death of the first joint Owner prior to the Annuity Date, the surviving joint Owner is the sole, primary Beneficiary notwithstanding that the designated Beneficiary may be different.

                        The Beneficiary can not assign, transfer, commute, anticipate or encumber the proceeds or payments unless given that right by the Owner.

Protection of Proceeds  To the extent allowed by law, this contract and any payments made under it will be exempt from the claims of creditors.


Form A3037-02NY                       13                                   NYLS1

                        THE ACCUMULATION PHASE

                        PAYMENTS

Payments Each Payment is equal to the gross payment applied to the contract.

Initial Payment         The Initial Payment is shown on the Specifications page.

Additional Payments     Prior to the Annuity Date and before the death of an
                        Owner, the Owner may make additional Payments of at least the Minimum Additional Payment Amount (see
                        Specifications page). Total Payments made may not exceed
                        $2,000,000 without the Company's consent.

Payment Allocations     Payments will be allocated in accordance with the
                        Payment Allocation, shown on the Specifications page.
                        Each subsequent Payment will be allocated in the same manner unless allocation instructions accompany the Payment or the Payment Allocation is changed by the Owner.

                        The minimum amount that may be allocated to the Guarantee Period Account is shown on the Specifications page. If the Owner requests an allocation less than the minimum amount, the Company will apply that amount to the money market Sub-Account.

                        VALUES

Value of the Variable   The value of a Sub-Account on a Valuation Date is
Account                 determined by multiplying the Accumulation Units in that
                        Sub-Account by the Accumulation Unit Value as of the Valuation Date.

                        Accumulation Units are purchased when an amount is allocated to a Sub-Account. The number of Accumulation Units purchased equals that amount divided by the applicable Accumulation Unit Value as of the Valuation Date.

Accumulation Unit       The value of a Sub-Account Accumulation Unit as of any
Values                  Valuation Date is determined by multiplying the value of
                        an Accumulation Unit for the preceding Valuation Date by the Net Investment Factor for that Valuation Period.

Net Investment Factor   The Net Investment Factor measures the investment
                        performance of a Sub-Account from one Valuation Period to the next. This factor is equal to 1.000000 plus the result (which may be positive or negative) from dividing
                        (a) by (b) and subtracting (c) and (d) where:

                            (a) is the investment income of a Sub-Account for the Valuation Period, including realized or unrealized capital gains and losses during the Valuation Period, adjusted for provisions made for taxes, if any;

                            (b) is the value of that Sub-Account's assets at the beginning of the Valuation Period;

                            (c) is the Mortality and Expense Risk Charge applicable to the current Valuation Period (see Specifications page) plus any applicable Rider charges; and


Form A3037-02NY                       14                                   NYLS1

                            (d) is the Administrative Charge applicable to the current Valuation Period (see Specifications page).

                        The Company assumes the risk that its actual mortality and expense experience may exceed the amounts provided under the contract. The Company guarantees that the charge for mortality and expense risks and the administrative charge will not be increased. Subject to applicable State and federal laws, these charges may be decreased or the method used to determine the Net Investment Factor may be changed.

Value of the Fixed      Amounts allocated to the Fixed Account receive interest
Account                 at rates periodically set by the Company. The Company
                        guarantees that the initial rate of interest in effect when an amount is allocated to the Fixed Account will remain in effect for that amount for one year or until such amount is transferred out of the Fixed Account, whichever is sooner. Thereafter, the rate of interest for that amount will be the Company's current interest rate, but no less than the Minimum Fixed Account
                        Guaranteed Interest Rate (see Specifications page).

                        The value of the Fixed Account on any date is the sum of amounts allocated to the Fixed Account plus interest compounded and credited daily at the rates applicable to those amounts. The value of the Fixed Account will be at least equal to the minimum required by law in the State.

Value of the Guarantee  A Guarantee Period Account will be established on the
Period Accounts         date a net Payment or transfer is allocated to a
                        specific Guarantee Period. Amounts allocated to the same
                        Guarantee Period Account on the same day will be treated as one Guarantee Period Account. The interest rate in effect when an amount is allocated to a Guarantee Period
                        Account is guaranteed for the duration of the Guarantee
                        Period. Additional amounts allocated to Guarantee
                        Periods of the same or different durations will result in additional Guarantee Period Accounts, each with its own Guaranteed Interest Rate and expiration date.

                        The value of a Guarantee Period Account on any date is the sum of amounts allocated to that Guarantee Period Account plus interest compounded and credited daily at the rate applicable to that amount.

Guaranteed Interest     The Company will periodically set Guaranteed Interest
Rates                   Rates for each available Guarantee Period. These rates
                        will be guaranteed for the duration of the respective
                        Guarantee Periods. A Guaranteed Interest Rate will never be less than the Guarantee Period Account Minimum
                        Interest Rate (see Specifications page).

Renewal Guarantee       At least 15 days (but not more than 45 days) prior to
Periods                 the end of a Guarantee Period, the Company will notify
                        the Owner in writing of the expiration of that Guarantee
                        Period and of the right to reallocate and/or withdraw amounts without any Market Value Adjustment during the 30 day period following the expiration date. Following receipt of the Guarantee Period Account expiration notice, the Owner may submit a written Request to withdraw the monies in the account and/or to transfer amounts to the Sub-Accounts, the Fixed Account and/or to a new Guarantee Period Account of any duration then offered by the Company. Guaranteed Interest Rates corresponding to the available Guarantee Periods may be higher or lower than the previous Guaranteed Interest
                        Rate. The Owner's reallocation is to be the date following the Guarantee Period Account's expiration date. If the Owner's reallocation/withdrawal request is not received at the Principal Office by the expiration date of a Guarantee Period Account, then the day following the expiration date of the Guarantee Period
                        Account, the value will be automatically applied to a new Guarantee Period Account with the same duration as the expired Guarantee Period Account unless:


Form A3037-02NY                       15                                   NYLS1

                            (a) the Guarantee Period Account value is less than the Guarantee Period Account Minimum Allocation Amount (see Specifications page) on its expiration date; or

                            (b) the Guarantee Period would extend beyond the Annuity Date or is no longer available.

                        In such cases, the Guarantee Period Account value will be transferred to the money market Sub-Account. If, however, a reallocation/withdrawal request for the prior Guarantee Period Account is received within 30 days after being automatically applied to a new Guarantee Period Account, the Company will transfer and/or withdraw the payment as requested without applying a Market Value Adjustment.

Contract Fee            Prior to the Annuity Date on each contract Anniversary
                        and when the contract is surrendered, the Company will deduct a Contract Fee (see Specifications page) Pro
                        Rata.

                        TRANSFER

                        Prior to the Annuity Date, the Owner may transfer amounts among accounts by Request to the Principal Office. Transfers to a Guarantee Period Account must be at least equal to the Guarantee Period Account Minimum Allocation Amount (see Specifications page). If the Owner requests the transfer of a smaller amount to the Guarantee Period Account, the Company will transfer that amount to the money market Sub-Account.

                        Any transfer from a Guarantee Period Account prior to the end of its Guarantee Period will be subject to a Market Value Adjustment.

                        There is no charge for the first twelve transfers per contract year. A transfer charge of up to $25 may be imposed on each additional transfer.

                        The contract is not designed for use by individuals, professional market timing organizations, or other entities that do "market timing," programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a Fund. If there is a pattern of transfers that coincides with a market timing strategy and/or that is disruptive to the Funds, the Company reserves the right to refuse transfers or to take other action (including, but not limited to, limiting additional payments) to limit the use of such activities.

                        WITHDRAWAL AND SURRENDER

                        Prior to the Annuity Date, the Owner may, by Request, withdraw a part of the Surrender Value or surrender the contract for its Surrender Value.

                        Any withdrawal must be at least the Minimum Withdrawal Amount (see Specifications page). The Request must indicate the dollar amount to be withdrawn and the accounts from which it is to be withdrawn. A withdrawal from a Guarantee Period Account will be subject to a Market Value Adjustment.

                        When surrendered, this contract terminates and the Company has no further liability under it. The Surrender Value will be based on the Accumulated Value on the Effective Valuation Date less any surrender charge, Contract fee and Market Value Adjustment, if applicable.


Form A3037-02NY                       16                                   NYLS1
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                        Amounts taken from the Variable Account will be paid
                        within 7 days of the date a Request is received. The Company reserves the right to defer surrenders and withdrawals of amounts in the Variable Account for up to six months during any period when (1) trading on the New York Stock Exchange is closed for other than weekends and holidays; (2) the Securities and Exchange Commission by order has permitted such a suspension; or (3) an emergency exists as determined by the Securities and Exchange Commission such that disposal of portfolio securities or valuation of assets of the Separate Account is not reasonably practicable.

                        Amounts taken from the Fixed Account or the Guarantee Period Accounts will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 10 days or more, the amount payable will be credited interest at the rate(s) then being credited by the Company. However, no interest will be paid if it is less than $25 or if the delay is pursuant to State insurance law.

Withdrawal Without      Prior to the Annuity Date, in each calendar year, by
Surrender Charge        Request, the Owner may take withdrawals up to the
                        Withdrawal Without Surrender Charge Amount (see
                        Specifications page) as of the Effective Valuation Date.

                        The Withdrawal Without Surrender Charge will first be deducted from cumulative earnings. To the extent that it exceeds cumulative earnings, the excess will be considered withdrawn on a last-in, first-out basis from Payments not previously withdrawn.

Withdrawal With         Any amounts withdrawn or surrendered in excess of the
Surrender Charge        Withdrawal Without Surrender Charge amount may be
                        subject to a surrender charge.

                        These amounts will be taken on a first-in, first-out basis from Payments not previously considered withdrawn. The Company will compute applicable charges using the Surrender Charge Table (see Specifications page).

Waiver of Surrender     The surrender charge will be waived if an Owner, or the
Charge                  Annuitant if the Owner is a non-natural person , is
                        "physically disabled" after the issue date and after being named Owner or Annuitant and before attaining age
                        65. The Company may require proof of continuing disability, and reserves the right to obtain an examination by a licensed "physician" of its choice and at its expense.

                        "Physically disabled" means the Owner or Annuitant has been unable to engage in an occupation for remuneration or profit for a period of at least 12 consecutive months as a result of disease or bodily injury. "Physician" means a person other than the Owner, the Annuitant or a member of one of their families who is State licensed to give medical care or treatment and is acting within the scope of that license.

                        No additional Payments are permitted after this provision becomes effective.

Market Value            A transfer, withdrawal or surrender from a Guarantee
Adjustment              Period Account after the expiration of its Guarantee
                        Period will not be subject to a Market Value Adjustment.
                        A Market Value Adjustment will apply to all other transfers, withdrawals, or surrenders from a Guarantee
                        Period Account on the date of the transaction. Amounts in a Guarantee Period Account that are applied under an Annuity Option are treated as withdrawals and a Market
                        Value Adjustment may apply. The Market Value Adjustment will be determined


Form A3037-02NY                       17                                   NYLS1
                        by multiplying the amount taken from each Guarantee Period Account by the market value factor. The market value factor for each Guarantee Period Account is equal to:

                                    [(1 + i)/(1 + j)](n/365) - 1

                        where:

                                i - is the Guaranteed Interest Rate expressed as a decimal being credited to the current Guarantee Period;

                                j - is the new Guaranteed Interest Rate, expressed as a decimal, for a Guarantee Period with a duration equal to the number of years remaining in the current Guarantee Period, rounded to the next nearest number of whole years. If this rate is not available, then the Company will employ a method based on the U.S. Industrial BBB Bond Indices published in Standard and Poor's Credit Week. These indices are contained in a table titled "Treasury and Corporate Bond Yields". j will be equal to the index (at the time of the calculation of the Market Value Adjustment) at a duration equal to the number of years remaining in the initial Guarantee Period, rounded to the nearest number of whole years. If a duration is not available in the table, an index will be calculated by linearly interpolating between the next highest and next lowest index in the table less 2.55%.

                                n - is the number of days remaining from the Effective Valuation Date to the end of the current Guarantee Period.

                        If the Guaranteed Interest Rate being credited is lower than the new Guaranteed Interest Rate, the Market Value Adjustment will decrease the Guarantee Period Account value (negative Market Value Adjustment). Similarly, if the Guaranteed Interest Rate being credited is higher than the new Guaranteed Interest Rate, the Market Value Adjustment will increase the Guarantee Period Account value (positive Market Value Adjustment). A positive or negative Market Value Adjustment will never result in a change to the Guarantee Period Account Value more than the interest earned in excess of the Guarantee Period Account Minimum Interest Rate (see Specifications page) compounded daily from the beginning of the current Guarantee Period Account.

                        This calculation creates a ceiling (capped) and a floor (uncapped) that limits the impact a Market Value Adjustment will have when money is withdrawn, transferred or surrendered prior to the expiration of the Guarantee Period. Examples of this are as follows:

                                The market value factor is:
                                [(1+i)/(1+j)](n/365)-1


                        A detailed description of this information has been filed with the Superintendent.

                        DEATH BENEFIT

                        At the death of an Owner prior to the Annuity Date, the Company will pay to the Beneficiary a Death Benefit upon receipt at the Principal Office of Proof of Death. If the Owner is a non-natural person, prior to the Annuity Date, a Death Benefit is paid on the death of an Annuitant, upon receipt at the Principal Office of Proof of Death.


Form A3037-02NY                       18                                   NYLS1

Death Benefit           The Death Benefit will be the greater of:

                            (a) the Accumulated Value on the Effective Valuation
                                Date, increased by any positive Market Value
                                Adjustment; or

                            (b) the sum of the gross payments made under this
                                contract prior to the date of death,
                                proportionately reduced to reflect all partial withdrawals.

                                For each withdrawal, the proportionate reduction is calculated by multiplying the Death Benefit under (b) above, immediately prior to the withdrawal, by the following:

                                         Amount of the withdrawal
                         -----------------------------------------------------
                         Accumulated Value immediately prior to the withdrawal

                        For example assume:

                        - the amount of the withdrawal is $5,000
                        - the Accumulated Value immediately prior to the
                          withdrawal is $100,000
                        - the death benefit under (b) above, before the
                          withdrawal deduction, is $110,000.

                           Amount of the withdrawal       $5,000
                        -----------------------------     --------
                        Accumulated Value immediately  =  $100,000  =  5%
                           prior to the withdrawal

                        Therefore, the death benefit under (b)
                        above, after the withdrawal deduction, is reduced by 5%. Thus, it would be equal to $110,000 times .95 = $104,500.

Payment of the Death    Unless the Owner has specified otherwise, the Death
Benefit                 Benefit will be paid to the Beneficiary within 7 days of
                        the Effective Valuation Date. If deferred for more than 7 days after the Effective Valuation Date, the amount payable will be credited interest at the rate(s) then being credited by the Company. No surrender charge will apply when the Death Benefit is paid. Alternatively, the Beneficiary may, by a Request in writing, elect to:

                            (a) defer distribution of the Death Benefit for a
                                period no more than 5 years from the date of death; or

                            (b) receive distributions over his/her life
                                expectancy (or over a period not extending beyond such life expectancy). Distributions must begin within one year from the date of death.

                        If distribution of the Death Benefit is deferred under
                        (a) or (b), any value in the Guarantee Period Accounts will be transferred to the money market Sub-Account. The excess, if any, of the Death Benefit over the Accumulated Value will also be transferred to the money market Sub-Account. The Beneficiary may, by Request, effect transfers and withdrawals, but may not make additional Payments. If there are multiple Beneficiaries, the consent of all is required.

                        If the sole Beneficiary is the deceased Owner's spouse, the Beneficiary may, by a Request in writing, continue the contract and become the new Owner and Annuitant subject to the following:

                            (a) any value in the Guarantee Period Accounts will
                                be transferred to the money market Sub-Account;


Form A3037-02NY                       12                                   NYLS1

                            (b) the excess, if any, of the Death Benefit over
                                the contract's Accumulated Value will be also transferred to the money market Sub-Account;

                            (c) additional Payments may be made; and

                            (d) any subsequent spouse of the new Owner, if named
                                as the Beneficiary, may not continue the contract.


Form A3037-02NY                       20                                   NYLS1

                                THE PAYOUT PHASE

                        ANNUITY BENEFIT

Annuity Options         Annuity Options are available on a fixed, variable or
                        combination fixed and variable basis. The Annuity
                        Options described below or any alternative option offered by the Company may be chosen. If no option is chosen, monthly benefit payments will be made under the Life Annuity with 10 Years Period Certain option.

                        Fixed annuity options are funded through the General Account. Variable annuity options may be funded through one or more of the Sub-Accounts. Not all Sub-Accounts may be made available.

Selection of Annuity    The Owner must select an Annuity Benefit Payment Option
Benefit Payments        prior to or after the issue date but before the Annuity
                        Date. Annuity benefit payments will be paid monthly or at any other frequency currently offered by the Company.
                        If the first payment would be less than the Minimum
                        Annuity Benefit Payment (see Specifications page), a single payment will be made instead. If a life annuity option has been elected, satisfactory proof of the date of birth of the Annuitant must be received at the Principal Office before any payment is made. Also, if a life annuity option has been elected, from time to time, the Company may require satisfactory proof that the Annuitant is alive. The annuity benefit payments provided under this contract are not less than those required by the State.

Selection or Change     The Owner must select an Annuity Date when selecting an
Of Annuity Date         Annuity Benefit Payment Option. Prior to such
                        Annuity Date, the Owner may change the Annuity Date by Request. The Request must be received at the Principal Office at least one month before the new
                        Annuity Date. To the extent permitted by applicable laws, rules and regulations governing variable annuities, the new Annuity Date must be no later than the Maximum Alternative Annuity Date shown on the Specifications page, which can be no later than the later of the oldest Owner's age ninety or ten years after the Issue Date.

Annuity Benefit Payment In the case of a variable annuity option, the Owner must
Change Frequency        select an Annuity Benefit Payment Change Frequency. This
                        is the frequency of change in the dollar value of the variable annuity benefit payments. For example, if an annual Annuity Benefit Payment Change Frequency is chosen, the dollar value of variable annuity benefit payments will remain constant within each one-year period. The Owner must also select the date of the first change. The date of first change must be within one
                        Change Frequency of the Annuity Date.

Assumed Investment      In the case of a variable annuity option, the Assumed
Return                  Investment Return ("AIR") is a rate used to determine
                        the initial variable annuity benefit payment and how the payment will change over time in response to the performance of the selected Sub-Accounts. If the actual performance of any selected Sub-Account (as measured by the Net Investment Factor) is equal to the AIR, the annuity benefit payment attributable to that Sub-Account will be constant. If the actual performance is greater than the AIR, the annuity benefit payment will increase.
                        If the actual performance is less than the AIR, the annuity benefit payment will decrease.

Annuity Value           The Annuity Value will be the Accumulated Value, after
                        application of any Market Value Adjustment. The Annuity
                        Value applied under a variable Annuity


Form A3037-02NY                       21                                   NYLS1

                        Option is based on the Accumulation Unit Value on a Valuation Date, uniformly applied, before the Annuity Date.

                        The amount of the first annuity benefit payment under all available options except period certain options will depend on the age and/or sex of the Annuitant on the Annuity Date and the Annuity Value applied. Period certain options are based only on the duration of payments and the Annuity Value.

                        The annuity benefit payments under the contract will be equal to or greater than the annuity benefit payments under a single premium immediate annuity issued by the Company at the time to the same class of annuitants where the initial payment is equal to the greater of:

                            (a) the Surrender Value of the contract; or

                            (b) 95% of the Accumulated Value of the contract.

                        In addition, the fixed annuity benefit payments will be equal to or greater than the annuity benefit payments produced when the Accumulated Value is applied to the guaranteed rates.

Annuity Unit Values     A Sub-Account Annuity Unit Value on any Valuation Date
                        is equal to its value on the preceding Valuation Date multiplied by the product of:

                            (a) a discount factor equivalent to the Assumed
                                Investment Return, calculated on a daily basis; and

                            (b) the Net Investment Factor of the Sub-Account
                                funding the annuity benefit payments for the applicable Valuation Period.

                        The value of an Annuity Unit as of any date other than a Valuation Date is equal to its value as of the preceding Valuation Date.

                        Each variable annuity benefit payment is equal to the number of Annuity Units multiplied by the applicable value of an Annuity Unit, except that under a Joint and Survivor Option, after the first death, the number of units in each payment is equal to the total number of units multiplied by the Survivor Annuity Benefit Percentage.

                        Variable annuity benefit payments will increase or decrease with the value of the Annuity Units as of the date of the first payment of each Annuity Benefit Payment Change Frequency. The Company guarantees that the amount of each variable annuity benefit payment will not be affected by changes in mortality and expense experience.

Number of Annuity Units For each Sub-Account the number of Annuity Units determining the benefit payable is equal to the amount of the first annuity benefit payment divided by the value of the Annuity Unit as of the Valuation Date used to calculate the amount of the first payment. Once annuity benefit payments begin, the number of Annuity Units will not change unless a split, a withdrawal or a transfer is made.

Payment of Annuity      Annuity Benefit Payments are paid to the Owner. By
Benefit Payments        Request in writing, the Owner may direct that payments
                        are made to another person, persons or entity. If an Owner, who is not also an Annuitant, dies on or after the Annuity Date, the following occurs:


Form A3037-02NY                       22                                   NYLS1

                            (a) If the deceased Owner was the sole Owner, then
                                the remaining annuity benefit payments will be payable to the Beneficiary in accordance with the terms of the Annuity Option selected. Upon the death of a sole Owner, the Beneficiary becomes the Owner of the contract.

                            (b) If the contract has joint Owners, then the
                                remaining annuity benefit payments will be payable to the surviving joint Owner in accordance with the terms of the Annuity Option selected. Upon the death of the surviving joint Owner, the Beneficiary becomes the Owner of the contract.

                        TRANSFER

                        After the Annuity Date and prior to the death of the Annuitant, the Owner may transfer among Sub-accounts by Request to the Principal Office.

                        Transfers may increase or decrease the number of Annuity Units in each subsequent payment.

                        There is no charge for the first twelve transfers per contract year. A transfer charge of up to $25 may be imposed on each additional transfer.

                        The contract is not designed for use by individuals, professional market timing organizations, or other entities that do "market timing," programmed transfers, frequent transfers, or transfers that are large in relation to the total assets of a Fund. If there is a pattern of transfers that coincides with a market timing strategy and/or that is disruptive to the Funds, the Company reserves the right to refuse transfers or to take other action to limit the use of such activities.

                        WITHDRAWAL

                        Present Value Withdrawals may be made in accordance with this provision after the Annuity Date and prior to the death of the Annuitant. Withdrawals are available if one of the following Annuity Options is selected:

                            (a) Period Certain Annuity or

                            (b) Life with Period Certain Annuity.

                        Over the life of the contract, the Owner may request withdrawals that represent a percentage of the Present Value of those remaining guaranteed annuity benefit payments. "Guaranteed annuity benefit payments" refers to the non-life contingent annuity benefit payments. Each year a withdrawal is taken under this provision, the Company records the percentage withdrawn. Each withdrawal proportionately reduces future annuity benefit payments. (See proportionate reduction calculation below.) The total percentage withdrawn over the life of the contract cannot exceed the Present Value Withdrawal Amount (see Specifications page).

                        For the Life with Period Certain Annuity Option, only one Request for a withdrawal may be made each calendar year.

                        For fixed Annuity Options, each withdrawal proportionately reduces the dollar amount of each future guaranteed annuity benefit payment. The proportionate reduction is


Form A3037-02NY                       23                                   NYLS1
                        calculated by multiplying the dollar amount of each future guaranteed annuity benefit payment by the following:

                                      Amount of the withdrawal
                        -------------------------------------------------------
                        Present Value of all remaining fixed guaranteed annuity
                         benefit payments immediately prior to the withdrawal.

                        For variable Annuity Options, each withdrawal proportionately reduces any remaining guaranteed payments. The proportionate reduction is calculated by multiplying the number of Annuity Units in each future guaranteed annuity benefit payment by the following:

                                      Amount of the withdrawal
                          --------------------------------------------------
                          Present Value of all remaining variable guaranteed annuity benefit payments immediately prior to the withdrawal.

                        If an Annuitant is still living after there are no remaining guaranteed payments under a Life with Period Certain Annuity Option:

                            (a) for variable Annuity Options, the number of
                                Annuity Units will increase to the number of Annuity Units payable prior to any withdrawals, adjusted for transfers.

                            (b) for fixed Annuity Options, the dollar amount of
                                the annuity benefit payments will increase to the amount payable prior to any withdrawals, adjusted for transfers.

                        Amounts withdrawn that were applied under a variable Annuity Option will be paid within 7 days of the date a Request is received. The Company reserves the right to defer surrenders and withdrawals of amounts applied under a variable Annuity Option for up to six months during any period when (1) trading on the New York Stock Exchange is closed for other than weekends and holidays;
                        (2) the Securities and Exchange Commission by order has permitted such a suspension; or (3) an emergency exists as determined by the Securities and Exchange Commission such that disposal of portfolio securities or valuation of assets of the Separate Account is not reasonably practicable.

                        Amounts withdrawn that were applied under a fixed Annuity Option will normally be paid within 7 days of the date a Request is received. The Company may defer payment for up to six months from the date a Request is received. If deferred for 10 days or more, the amount payable will be credited interest at the rate(s) then being credited by the Company. However, no interest will be paid if it is less than $25 or if the delay is pursuant to State insurance law.

                        PRESENT VALUE OF ANNUITY BENEFIT PAYMENTS

                        For a variety of purposes, it is at times necessary to determine the Present Value of either all future annuity benefit payments or of future guaranteed annuity benefit payments. Present Values are calculated based on the Annuity 2000 Mortality Table, male or female rates as appropriate, and the interest rate or AIR used to determine the annuity benefit payments.

                        DEATH OF THE ANNUITANT

                        Unless otherwise indicated by the Owner, upon the death of the Annuitant, the Present Value of the remaining guaranteed annuity benefit payments may be paid to the Owner.


Form A3037-02NY                       24                                   NYLS1

                        ANNUITY BENEFIT PAYMENT OPTIONS

                        PERIOD CERTAIN ANNUITY:

                        Periodic annuity benefit payments for a chosen number of years. The number of years selected may be from 10 to 30, or any other period currently made available by the Company.

                        LIFE ANNUITY:

                            (a) Single Life - Periodic annuity benefit payments
                                during the Annuitant's life. The annuity benefit payments do not continue after the death of the Annuitant.

                            (b) Joint and Survivor - Periodic annuity benefit
                                payments during the joint lifetime of the Joint Annuitants. For variable options, after the first death, the number of units in each payment during the lifetime of the survivor is equal to the total number of units prior to such death multiplied by the Survivor Annuity Benefit Percentage. For fixed options, after the first death, the dollar amount of each payment during the lifetime of the survivor is equal to the dollar value of each payment paid prior to such death multiplied by the Survivor Annuity Benefit Percentage.

                        LIFE ANNUITY GUARANTEE OPTIONS

                        If a life Annuity Option has been elected, the Owner may also select one of the following guarantees:

                        PERIOD CERTAIN

                        Periodic guaranteed payments for a period of 10 to 30 years, or any other period currently made available by the Company.

                        CASH BACK

                        Upon notification of the Annuitant's death, any excess of the Annuity Value applied over the total amount of the annuity benefit payments will be paid to the Owner or Beneficiary, whichever is applicable.

                        ANNUITY OPTION RATE TABLES

                        The first variable annuity benefit payment will be based on the greater of the guaranteed minimum Annuity Option Rates shown in the tables on the following pages or the Annuity Option Rates made available by the Company on the rate basis available at the time the Annuity Option is selected. The fixed annuity benefit payments will be based on the greater of the guaranteed minimum Annuity Option Rates shown in the tables on the following pages or the Company's non-guaranteed current Annuity Option Rates applicable to this class of contracts. The Company guarantees that once an Annuity Option is selected, the annuity benefit payments will not be affected by changes in mortality and expense experience.


Form A3037-02NY                       25                                   NYLS1

                              ANNUITY OPTION TABLES

                      FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

    AGE              LIFE ANNUITY WITH                       LIFE                           LIFE ANNUITY
  NEAREST         10 YEARS PERIOD CERTAIN                   ANNUITY                         WITH CASHBACK
  PAYMENT

               [MALE     FEMALE     [UNISEX      [MALE      FEMALE     [UNISEX      [MALE      FEMALE     [UNISEX

     50        4.05       3.81        3.91        4.08       3.83        3.93        3.90       3.72        3.79

     51        4.11       3.87        3.97        4.15       3.89        3.99        3.96       3.77        3.85
     52        4.18       3.93        4.03        4.22       3.95        4.06        4.01       3.82        3.90
     53        4.25       3.99        4.10        4.30       4.01        4.13        4.07       3.88        3.96
     54        4.33       4.06        4.17        4.38       4.08        4.20        4.14       3.94        4.02
     55        4.41       4.13        4.24        4.46       4.15        4.28        4.20       3.99        4.07

     56        4.49       4.20        4.32        4.55       4.23        4.36        4.27       4.06        4.14
     57        4.58       4.28        4.40        4.65       4.31        4.45        4.34       4.12        4.21
     58        4.68       4.36        4.49        4.75       4.40        4.54        4.42       4.19        4.28
     59        4.78       4.45        4.58        4.86       4.49        4.64        4.50       4.26        4.36
     60        4.88       4.54        4.67        4.98       4.59        4.74        4.58       4.34        4.44

     61        4.99       4.63        4.77        5.10       4.69        4.85        4.67       4.42        4.52
     62        5.10       4.73        4.88        5.23       4.80        4.97        4.76       4.50        4.60
     63        5.23       4.84        4.99        5.37       4.92        5.10        4.85       4.59        4.69
     64        5.35       4.95        5.11        5.52       5.04        5.24        4.95       4.68        4.79
     65        5.48       5.07        5.24        5.69       5.18        5.38        5.06       4.78        4.89

     66        5.62       5.20        5.37        5.86       5.32        5.54        5.17       4.89        5.00
     67        5.77       5.33        5.51        6.04       5.47        5.70        5.28       4.99        5.11
     68        5.92       5.47        5.65        6.24       5.64        5.88        5.40       5.11        5.23
     69        6.07       5.62        5.80        6.45       5.82        6.07        5.52       5.23        5.35
     70        6.23       5.78        5.96        6.67       6.01        6.27        5.66       5.36        5.48

     71        6.39       5.94        6.12        6.90       6.21        6.49        5.79       5.49        5.61
     72        6.56       6.11        6.29        7.16       6.44        6.72        5.94       5.63        5.75
     73        6.73       6.29        6.47        7.43       6.68        6.98        6.09       5.78        5.90
     74        6.90       6.48        6.65        7.71       6.94        7.25        6.24       5.94        6.06
     75        7.08      6.67]       6.83]        8.02       7.22]      7.54]        6.41       6.11]      6.23]


             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table


Form A3037-02NY                       26                                   NYLS1

                      FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                         JOINT AND SURVIVOR LIFE ANNUITY
                                    OLDER AGE

                                    50      55       60       65       70       75      80
Y          50                       3.53    3.61     3.68     3.73     3.76     3.79    3.80
O          55                               3.77     3.88     3.97     4.04     4.08    4.11
U          60                                        4.10     4.25     4.36     4.45    4.50
N          65                                                 4.55     4.74     4.90    5.01
G          70                                                          5.16     5.43    5.64
E          75                                                                   6.02    6.41
R          80                                                                           7.25
A
G
E


                   JOINT AND TWO-THIRDS SURVIVOR LIFE ANNUITY
                                    OLDER AGE

                                    50      55       60       65       70       75      80
Y         50                        3.80    3.93     4.09     4.25     4.43     4.61    4.80
O         55                                4.11     4.29     4.49     4.70     4.91    5.13
U         60                                         4.53     4.77     5.02     5.29    5.55
N         65                                                  5.09     5.42     5.75    6.07
G         70                                                           5.88     6.31    6.75
E         75                                                                    6.99    7.59
R         80                                                                            8.58
A
G
E


            These tables are based on an annual interest rate of 3 %
                      and the Annuity 2000 Mortality Table


Form A3037-02NY                       27                                   NYLS1

                      FIRST MONTHLY ANNUITY BENEFIT PAYMENT
                    FOR EACH $1,000 OF ANNUITY VALUE APPLIED

                           NUMBER OF                 VARIABLE OR FIXED ANNUITY FOR A
                            YEARS                            CERTAIN PERIOD
                             10                                  9.61

                             15                                  6.87

                             20                                  5.51

                             25                                  4.71

                             30                                  4.18


             These tables are based on an annual interest rate of 3%
                      and the Annuity 2000 Mortality Table.


Form A3037-02NY                       28                                   NYLS1

                               GENERAL PROVISIONS

Entire Contract                 The entire contract consists of this contract,
                                any application attached at issue, riders and any endorsements. All statements made by the Owner shall be deemed representations and not warranties and no such statements shall be used in any contest unless it is contained in a written signed application. Nothing is incorporated by reference, unless a copy is endorsed upon or is attached to the contract. No insertion in or other alteration of any written application can be made by any person other than the applicant without his/her written consent, except that insertions may be made by the Company for administrative purposes only in such manner as to indicate clearly that the insertions were not made by the applicant. This contract is delivered in and governed by the laws of the State.

                                Only the President or Secretary of the Company may modify or waive any provisions of this contract by written endorsement. Agents or Brokers are not authorized to do so.

Misstatement of Age             If the age or sex of an individual is misstated,
or Sex                          the Company will adjust all benefits payable to
                                that which would be available at the correct age or sex. Any underpayments already made by the Company will be paid immediately. Any overpayments will be deducted from future annuity benefit payments. Any overpayments or underpayments will be charged or credited with interest as applicable at a rate of 6%.

Failure to Notify Company       Death After the Annuity Date and once notified
of Annuitant                    of the Annuitant's death, the Company reserves
                                the right to recover any overpaid annuity benefit payments.

Incontestability                The Company cannot challenge the validity of
                                this contract after it has been in force for more than two years from the date of issue.

Minimums All values and benefits available under this contract equal or exceed those required by the State in which the contract is delivered.

Annual Report                   The Company will furnish an annual report to the
                                Owner containing a statement of the number and value of Accumulation Units credited to the Sub-Accounts, the value of the Fixed Account and the Guarantee Period Accounts, the amount of the death benefit, the Surrender Value, the withdrawal charge, the method used to derive any Market Value Adjustment (if applicable) and any other information required by applicable law, rules and regulations.

Addition, Deletion, or          The Company reserves the right, subject to
Substitution of                 compliance with applicable law, to add to,
Investments                     delete from, or substitute for the shares of a
                                Fund that are held by the Sub-Accounts or that the Sub-Accounts may purchase. The Company also reserves the right to eliminate the shares of any Fund no longer available for investment or if the Company believes further investment in the Fund is no longer appropriate for the purposes of the Sub-Accounts.

                                The Company will not substitute shares
                                attributable to any interest in a Sub-Account without notice to the Owner and prior approval of the Securities and Exchange Commission as required by the Investment Company Act of 1940. This will not prevent the Variable Account from purchasing other securities for other series or classes of contracts, or from permitting a conversion between series or classes of contracts on the basis of requests made by Owners.


Form A3037-02NY                       29                                   NYLS1

                                The Company reserves the right, subject to compliance with applicable laws, to establish additional Separate Accounts, Guarantee Period Accounts and Sub-Accounts and to make them available to any class or series of contracts as the Company considers appropriate. Each new Separate Account or Sub-Account will invest in a new investment company, or in shares of another open-end investment company, or such other investments as may be permitted under applicable law. The Company also reserves the right to eliminate or combine existing Sub-Accounts and to transfer the assets of any Sub-Accounts to any other Sub-Accounts. In the event of any substitution or change, the Company may, by appropriate notice, make such changes in this and other contracts as may be necessary or appropriate to reflect the substitution or change. If the Company considers it to be in the best interests of the owners, the Variable Account or any Sub-Account may be operated as a management company under the Investment Company Act of 1940 or in any other form permitted by law, or may be de-registered under the Act in the event registration is no longer required, or may be combined with other accounts of the Company. No material changes in the investment policy of a Variable Account or any Sub-Account will be made without approval pursuant to the applicable insurance laws of the State.

Changes in Law                  The Company reserves the right to make any
                                changes to provisions of the contract to comply with, or give Owners the benefit of, any federal or State statute, rule, or regulation.

Change of Name                  Subject to compliance with applicable law, the
                                Company reserves the right to change the names of the Variable Account or the Sub-Accounts.

Federal Tax                     The Variable Account is not currently subject to
Considerations                  tax, but the Company reserves the right to
                                assess a charge for taxes if the Variable
                                Account becomes subject to tax, subject to prior notification to the Superintendent of Insurance.

Splitting of Units              The Company reserves the right to split the
                                value of a unit, either to increase or decrease the number of units. Any splitting of units will have no material effect on the benefits, provisions or investment return of this contract or upon the Owner, the Annuitant, any Beneficiary, or the Company.

                                Prior to the Annuity Date, the number of shares is determined by dividing the dollar value of the Sub-Account Accumulation Units by the net asset value of one Fund share. After the Annuity Date, the number of Fund shares is determined by dividing the reserves held in each sub-account to meet the annuity obligations by the net asset value of one Fund share.

Insulation of Separate          The investment performance of Separate Account
Account                         assets is determined separately from the other
                                assets of the Company. The assets of a Separate
                                Account equal to the reserves and liabilities of the contracts supported by the account will not be charged with other income, gains or losses of the Company or liabilities from any other business that the Company may conduct.


Form A3037-02NY                       30                                   NYLS1

   Flexible Payment Deferred Variable, Fixed and Market Value Adjusted Annuity
              Annuity Benefit Payments Payable on the Annuity Date
    Death Benefit Payable to Beneficiary if Owner Dies prior to Annuity Date
                                Non-Participating



Form A3037-02NY                       31                                   NYLS1